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                                                                     EXHIBIT 23

                      Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70171, No. 333-90169, and No. 333-52174) and
the Registration Statements on Form S-3 (No. 333-48072 and No. 333-75358) of Cardiac Science, Inc. of our report dated February 22, 2002, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Orange County, California
March 29, 2002